UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 East Main Street, Suite 201 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                   ☐

Item 8.01 Other Events.

On April 7, 2022, pursuant to Section 2.14 of the Bylaws, as amended, of Diffusion Pharmaceuticals Inc. (the “Company”), the Company’s board of directors determined to postpone the Company’s upcoming Special Meeting of Stockholders (the “Special Meeting”) from the previously scheduled date of Thursday, April 14, 2022. The postponement is intended to provide additional time to the Company’s stockholders to consider and vote on the proposals to be acted upon at the Special Meeting.

The Special Meeting will now be held on Monday, April 18, 2022, at 9:00 a.m. ET. The Special Meeting will still be completely virtual, the record date for the meeting remains March 24, 2022, and there is no change to the purpose of the Special Meeting or any of the proposals to be acted upon at the Special Meeting.

On April 8, 2022, the Company issued a press release announcing the new date of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Information About the Special Meeting of Stockholders and Where to Find It

In connection with the Special Meeting, the Company has filed a definitive proxy statement, dated March 28, 2022 (as amended and supplemented, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). The Proxy Statement and certain other materials related to the Special Meeting have also been made available to the stockholders of the Company. The Company’s stockholders are advised to read the Proxy Statement and any supplements or amendments thereto, as these materials contain important information about Diffusion and the matters subject to approval at the Special Meeting. Stockholders may obtain copies of the Proxy Statement and other documents filed with the SEC, without charge, at the SEC’s website at www.sec.gov, or by directing a request to: Diffusion Pharmaceuticals Inc., 300 East Main Street, Suite 201, Charlottesville, Virginia 22902, Attn: General Counsel or via e-mail to proxyrequests@diffusionpharma.com.

Participants in Solicitation

The Company, its directors, and its executive officers may solicit proxies with respect to the Special Meeting in person, by telephone, or by other means of communication. Accordingly, the Company, its directors, and its executive officers may be deemed to be participants in the solicitation of proxies in respect of the Special Meeting. Certain information concerning the Company, its directors, and its executive officers is set forth in the Proxy Statement. No additional compensation will be paid to any director or executive officer for any such solicitation of proxies and the Company’s directors and officers have no substantial interests, directly or indirectly, in the matters to be acted upon at the Special Meeting, except to the extent of their ownership of shares of the Company’s stock.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, issued April 8, 2022, Announcing New Date for Previously Announced Special Meeting of Stockholders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2022	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	General Counsel & Corporate Secretary